LUMENIS ANNOUNCES SECOND QUARTER RESULTS

YOKNEAM, Israel, July 29, 2003 - Today, Lumenis Ltd. (NASDAQ: LUME) announced financial results for the second quarter ended June 30, 2003. The company reported revenues of $68.1 million, compared to $89.9 million in the same quarter a year ago and $77.4 million in the first quarter of 2003. The company had a net loss from continuing operations of $29.5 million in the second quarter, or $0.79 per diluted share, compared with a net loss from continuing operations of $2.5 million, or $0.07 per diluted share for the second quarter of 2002. After deducting a $3.8 million loss from discontinued operations, the company recorded a net loss of $33.3 million in the second quarter or $0.89 per diluted share, compared with a net loss of $2.8 million, or $0.08 per diluted share for the second quarter of 2002. The Company had net cash from operating activities of a positive $6.0 million in the second quarter 2003.

Avner Raz, President and Chief Executive Officer, commented, "I have been with Lumenis for approximately one month and during that time have visited most of our operations worldwide and met with many employees and customers to understand the challenges and opportunities faced by the company. Clearly, given the disappointing results for the second quarter, significant changes and improvements need to be made in our cost structure and organization."

The loss for the second quarter 2003 includes charges for inventory adjustments of $8.9 million primarily due to the processing of excess inventory in the second quarter, which was recovered at a lower value than previously estimated. The results also include a total loss of $3.8 million related to the sale of Spectron, the company's industrial laser business. Additional charges in the second quarter include $1.3 million for severance for a former executive and an accrual for certain legal matters of $.9 million. The loss in the second quarter 2002 included a charge of $5.2 million for an arbitration award and a gain of $1.7 million on the sale of an investment.

Net cash from operating activities was $6.0 million in the second quarter of 2003 due principally to a decrease in accounts receivable and inventory.

The company reported revenues of $68.1 million in the second quarter of 2003, compared to $89.9 million in the same quarter a year ago and $77.4 million in the first quarter of 2003. Prior period revenues have been restated to reflect the sale of the industrial business. Revenues were below the original guidance of $80-85 million, primarily due to weakness in Aesthetic sales, delays in shipments, a decrease of $3 million in revenues resulting from the sale of the industrial laser business and an increase in backlog of $5 million.

Medical business sales were $28.4 million, compared to $31.8 the same quarter a year ago. Sales in the Aesthetic business in the second quarter were $22.7 million, compared to $41.2 million in the second quarter of 2002. Aesthetic Business sales were weaker in the U.S. and due in part to the SARS crisis, were also lower in Asia. The Veterinary Business sales were $2.3 million, compared to $3.0 million in the same quarter a year ago. Sales in the Dental Business were $1.6 million, compared to $2.6 million in the second quarter of 2002, and the service business revenue was $13 million for the second quarter of 2003 compared to $11.2 million in the second quarter of 2002.

Geographically in the second quarter of 2003, the Americas had sales of $30.6 million, compared to $46.2 in the same quarter a year ago. The Asia/Pacific region had sales of $21.3 million, down from $26.6 million in the second quarter of 2002. Sales in Europe met expectations at $14.7 million, compared to $14.5 million in the second quarter 2002.

The company had $16 million in backlog at June 30, 2003 up from $11 million at the end of March.

The company met its financial covenant under its three loan agreements with Bank Hapoalim for the second quarter of 2003. As of June 30, 2003, the company's total debt was $208.7 million and it's cash and cash equivalents were $19.2 million.


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Conference Call Information

The Lumenis Ltd. teleconference call and simultaneous web cast will be held on July 30, 2003 at 10:00 am (EDT) during which actual second quarter results and the company's operational and financial outlook will be discussed. To access the call, please dial one of the numbers below 5-10 minutes prior to the scheduled conference call time.

International Call-in number: (719)-457-2650

U.S. Call-in number: (800) 946-0742

The call can also be accessed via a live web cast on the Company's website, located at www.lumenis.com. The web cast will also be archived on the Company's website.

If you are unable to participate in the scheduled call, a replay of the conference call will be available after July 30, 2003.

About Lumenis

Lumenis develops, manufactures, and markets state-of-the-art proprietary laser and intense pulsed light devices. Its systems are used in a variety of aesthetic, ophthalmic, surgical and dental applications, including skin treatments, hair removal, non-invasive treatment of vascular lesions and pigmented lesions, acne, psoriasis, ENT, gynecology, urinary lithotripsy, benign prostatic hyperplasia, open angle glaucoma, diabetic retinopathy, secondary cataracts, age-related macular degeneration, vision correction, neurosurgery, dentistry and veterinary. For more information about the Company and its products log on to http://www.lumenis.com.

The statements in this press release that are not historical facts are forward-looking statements, which are subject to risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward looking statements based on a variety of factors, including, among others: uncertainties with respect to market acceptance of the Company's products, obtaining regulatory approvals for new


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

products or for the sale of existing products in new markets and enforcement of intellectual property rights; risks associated with competition and competitive pricing pressures, economic conditions generally, the Company's international operations and the Company's ability to integrate its operations with those of acquired businesses; the outcome of the Securities and Exchange Commission investigation and several securities class action lawsuits to which the Company is subject; uncertainties relating to the Company's continuing liquidity; and other risks detailed from time to time in the reports filed by Lumenis with the SEC, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

                                       ###

Investor Relations Contact:
Kevin Morano
212-515-4187


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

                                  LUMENIS LTD.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                         June 30,       December 31,
                                                                           2003             2002
                                                                         ---------      ------------
                                                                         Unaudited
                                                                         ----------
CURRENT ASSETS

          Cash and cash equivalents                                      $  19,165       $  18,106
          Trade receivables, net                                            90,841         100,646
          Prepaid expenses and other receivables                            10,041          14,265
          Inventories                                                       54,885          82,862
                                                                         ---------       ---------
                                                                           174,932         215,879
                                                                         ---------       ---------

FINISHED GOODS USED IN OPERATIONS                                            7,262           9,808
      LONG-TERM INVESTMENTS

          Investments in equity securities                                   2,506           5,642
          Long term trade receivables                                        1,885           2,031

FIXED ASSETS, NET                                                           16,316          18,582

GOODWILL, NET                                                               88,039          88,039

OTHER PURCHASED INTANGIBLE ASSETS, NET                                      16,288          19,346

OTHER ASSETS, NET                                                            9,223          10,675
                                                                         ---------       ---------
                         Total assets                                    $ 316,451       $ 370,002
                                                                         =========       =========

CURRENT LIABILITIES

          Short-term bank debt                                           $  48,007       $  38,862
          Current maturities of long-term loan                              30,000          15,000
          Trade payables                                                    20,796          39,224
          Other accounts payables and accrued expenses                      82,438          80,940
          Subordinated notes                                                 1,383           9,679
                                                                         ---------       ---------
                                                                           182,624         183,705
                                                                         ---------       ---------

LONG-TERM LIABILITIES

          Bank loans                                                       127,542         142,042
          Deferred income                                                      791             616
          Accrued severance pay, net                                         1,151           1,228
          Other long-term liabilities                                        2,903           2,515
                                                                         ---------       ---------
                                                                           132,387         146,401
                                                                         ---------       ---------
                         Total liabilities                                 315,011         330,106
                                                                         ---------       ---------

SHAREHOLDERS' EQUITY

          Ordinary shares                                                      805             805
          Additional paid-in capital                                       327,845         325,947
          Accumulated other comprehensive loss                                (248)            (76)
          Accumulated deficit                                             (326,859)       (286,677)
          Treasury stock                                                      (103)           (103)
                                                                         ---------       ---------
                         Total shareholders' equity                          1,440          39,896
                                                                         ---------       ---------

                         Total liabilities and shareholders' equity      $ 316,451       $ 370,002
                                                                         =========       =========

                                  LUMENIS LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                         For the three                   For the six
                                                         months ended                   months ended
                                                    June 30,       June 30,        June 30,       June 30,
                                                      2003          2002(*)          2003          2002(*)
                                                    --------       --------       ---------       ---------
                                                                          Unaudited
                                                    -------------------------------------------------------
NET REVENUES                                        $ 68,120       $ 89,864       $ 145,525       $ 173,527

COST OF REVENUES                                      50,700         39,718          91,775          78,926
                                                    --------       --------       ---------       ---------
Gross profit                                          17,420         50,146          53,750          94,601
                                                    --------       --------       ---------       ---------

OPERATING EXPENSES

Research and development, net                          5,148          6,577          10,902          13,352
Selling, marketing and administrative                 34,301         36,742          65,721          69,372
Amortization of intangible assets                      1,404          1,816           3,058           3,632
Litigation expenses                                      925          5,201             925           5,201
                                                    --------       --------       ---------       ---------
Total operating expenses                              41,778         50,336          80,606          91,557
                                                    --------       --------       ---------       ---------

Operating income (loss)                              (24,358)          (190)        (26,856)          3,044

Other income, net                                         25          1,720              25           1,720
Financing expenses                                     3,594          3,659           6,911           7,244
                                                    --------       --------       ---------       ---------

Loss before income taxes                             (27,927)        (2,129)        (33,742)         (2,480)

Income tax expense                                     1,062            416           2,343           1,132
                                                    --------       --------       ---------       ---------

Loss after income taxes                              (28,989)        (2,545)        (36,085)         (3,612)

Company's share in losses of an affiliate                483             --             492              91
                                                    --------       --------       ---------       ---------
LOSS FROM CONTINUING OPERATIONS                      (29,472)        (2,545)        (36,577)         (3,703)
                                                    --------       --------       ---------       ---------

Discontinued Operations:

Income (loss) from discontinued operations              (103)          (284)             84             231

Loss on sale of discontinued operations               (3,689)            --          (3,689)             --

                                                    --------       --------       ---------       ---------
Income (loss) from discontinued operations            (3,792)          (284)         (3,605)            231
                                                    --------       --------       ---------       ---------
NET LOSS                                            ($33,264)       ($2,829)       ($40,182)        ($3,472)
                                                    ========       ========       =========       =========

BASIC AND DILUTED LOSS PER SHARE

   Loss per share from continuing operation           ($0.79)        ($0.07)         ($0.98)         ($0.10)
   Income (Loss) from discontinuing operations         (0.10)         (0.01)          (0.10)           0.01
                                                    --------       --------       ---------       ---------
   Net loss per share                                 ($0.89)        ($0.08)         ($1.08)         ($0.09)
                                                    ========       ========       =========       =========

WEIGHTED AVERAGE NUMBER OF SHARES
   Basic and diluted                                  37,277         36,798          37,277          36,756
                                                    ========       ========       =========       =========

(*)   Restated to reflect the discontinue of the industrial operations

                                  LUMENIS LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                         For the three       For the six
                                                                                          months ended       months ended
                                                                                             June 30,          June 30,
                                                                                               2003              2003
                                                                                          ------------       ------------
                                                                                                      Audited
                                                                                          --------------------------------
CASH FLOWS - OPERATING ACTIVITIES
Net loss for the period                                                                      ($33,264)          ($40,182)

Loss (income) from discontinued operations                                                        103                (84)

Loss on sale of discontinued operations                                                         3,689              3,689
                                                                                             --------           --------

Loss from continuing operations for the period                                                (29,472)           (36,577)

Adjustment to reconcile net loss to net cash provided by (used in) operating activities

Income and expenses not affecting operating cash-flows:
  Income (loss) from discontinued operations                                                     (103)                84
  Depreciation and amortization                                                                 4,273              8,582
  Amortization of stock-based compensation                                                        670                670
  Company's shares in losses of an affiliate                                                      483                492
  Amortization of other long-term assets                                                        1,265              2,452
  Loss on sale of investment in an affiliate                                                      427                427
  Other                                                                                           118                153
Changes in operating assets and liabilities:
  Decrease in trade receivables                                                                 8,538              8,016
  Decrease in prepaid expenses and other receivables                                            3,880              5,772
  Decrease in inventories                                                                      12,320             22,373
  Increase (decrease) in accounts payable, accrued expenses and other
    long-term liabilities                                                                       3,563            (14,667)
                                                                                             --------           --------
          Net-cash - operating activities                                                       5,962             (2,223)
                                                                                             --------           --------

CASH FLOWS - INVESTING ACTIVITIES
 Purchase of fixed assets                                                                        (806)            (1,974)
 Proceeds from sale of Industrial operations                                                    4,407              4,407
                                                                                             --------           --------
          Net-cash - investing activities                                                       3,601              2,433
                                                                                             --------           --------

CASH FLOWS - FINANCING ACTIVITIES
 Repayment of subordinated notes                                                               (4,148)            (8,296)
 Increase in short-term bank debt, net                                                            370              9,145
                                                                                             --------           --------
          Net-cash - financing activities                                                      (3,778)               849
                                                                                             --------           --------

INCREASE IN CASH AND CASH EQUIVALENTS                                                           5,785              1,059
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD                                       13,380             18,106
                                                                                             --------           --------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD                                           $ 19,165           $ 19,165
                                                                                             ========           ========

Non-cash transactions

                                                                                             --------           --------
Proceeds of sale of Industrial operations in Escrow Account                                  $  1,300           $  1,300
                                                                                             ========           ========

                                                                                             --------           --------
Sale of investment in an affiliate for settlement of debt                                    $    943           $    943
                                                                                             ========           ========